EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 24, 2013, with respect to the financial statement of Advisors Disciplined Trust 1110, comprising American Renaissance Portfolio, Series 2013-1 - An International Strategy & Investment Inc. ("ISI Inc.") Portfolio, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-190382) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
September 24, 2013